Ethan Allen Interiors Inc.	EXHIBIT 99.2

GAAP Reconciliation

Three and Nine Months Ended March 31, 2007 and 2006

(in thousands, except per share amounts)

	Three Months Ended March		Nine Months Ended March
	2007	2006	2007	2006
Net Income / Earnings Per Share
Net income	$17,499	$19,994	$48,743	$63,288
Add: restructuring and impairment charge (credit), net of related tax effect	(115)	–	8,486	2,624

Net income (excluding restructuring and impairment charge (credit))	$17,384	$19,994	$57,229	$65,912

Earnings per basic share	$0.55	$0.61	$1.54	$1.90

Earnings per basic share (excluding restructuring and impairment charge (credit))	$0.55	$0.61	$1.80	$1.98

Basic weighted average shares outstanding	31,656	33,021	31,736	33,340

Earnings per diluted share	$0.54	$0.59	$1.50	$1.85

Earnings per diluted share (excluding restructuring and impairment charge (credit))	$0.54	$0.59	$1.76	$1.93

Diluted weighted average shares outstanding	32,352	34,046	32,495	34,173

Consolidated Operating Income / Operating Margin
Operating income	$28,087	$33,339	$78,846	$105,821
Add: restructuring and impairment charge (credit)	(180)	–	13,442	4,241

Operating income (excluding restructuring and impairment charge (credit))	$27,907	$33,339	$92,288	$110,062

Net sales	$246,539	$267,071	$746,781	$794,388

Operating margin	11.4%	12.5%	10.6%	13.3%

Operating margin (excluding restructuring and impairment charge (credit))	11.3%	12.5%	12.4%	13.9%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$31,862	$33,974	$73,423	$97,283
Add: restructuring and impairment charge (credit)	(180)	–	13,442	4,241

Wholesale operating income (excluding restructuring and impairment charge (credit))	$31,682	$33,974	$86,865	$101,524

Wholesale net sales	$171,906	$192,192	$493,208	$558,153

Wholesale operating margin	18.5%	17.7%	14.9%	17.4%

Wholesale operating margin (excluding restructuring and impairment charge (credit))	18.4%	17.7%	17.6%	18.2%

EBITDA
Net income	$17,499	$19,994	$48,743	$63,288
Add: interest expense (income), net	1,158	1,254	2,876	2,814
Add: income tax expense	10,000	11,997	28,469	38,986
Add: depreciation and amortization	5,818	5,285	17,241	16,141

EBITDA	$34,475	$38,530	$97,329	$121,229

Net sales	$246,539	$267,071	$746,781	$794,388

EBITDA as % of net sales	14.0%	14.4%	13.0%	15.3%

EBITDA	$34,475	$38,530	$97,329	$121,229
Add: restructuring and impairment charge (credit)	(180)	–	13,442	4,241

EBITDA (excluding restructuring and impairment charge (credit))	$34,295	$38,530	$110,771	$125,470

Net sales	$246,539	$267,071	$746,781	$794,388

EBITDA as % of net sales (excluding restructuring and impairment charge (credit))	13.9%	14.4%	14.8%	15.8%